EXHIBIT 5.1

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                            SMITH, GAMBRELL & RUSSELL
                                Attorneys At Law
                            Suite 3100, Promenade II
                          1230 Peachtree Street, N. E.
                           Atlanta, Georgia 30309-3592

                                September 6, 1996

Board of Directors
Greenwich Air Services, Inc.
4590 N.W. 36th Street
Miami, Florida 33122

Re:        Greenwich Air Services, Inc. Registration
           Statement on Form S-8 for
           Greenwich Air Services, Inc.1992 Employee Incentive and Non-Qualified Stock Option Plan, No. 33-____________

Gentlemen:

      In connection with the registration of (i) 378,500 shares of the Class B Common Stock, par value $.01 (the "Class B Common Stock") of Greenwich Air Services, Inc. (the "Company") issuable on or after May 8, 1996 under the Company's 1992 Employee Stock Option Plan, and (ii) an aggregate of 12,100 shares of Class B Common Stock issuable under stock option agreements granted to Chesterfield Smith, Charles A. Gabriel and Charles J. Simons, we have examined the following:

      1. A copy of Registration Statement No. 33-____________ to be filed with the Securities and Exchange Commission on or about September 6, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

      2. A copy of the Amended and Restated Certificate of Incorporation of the Company as referred to in said Registration Statement;

      3. A copy of the Amended and Restated By-Laws of the Company as referred to in said Registration Statement;

      4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, and oral and/or written confirmations deemed by us to be relevant to this opinion.

      Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

      Based on the foregoing, it is our opinion that:
      (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

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Board of Directors
September 6, 1996
Page 2

      (ii) the necessary corporate proceedings and actions legally required for the registration of the Class B Common Stock have been held and taken;

      (iii) the issuance and sale of the Class B Common Stock has been duly and validly authorized; and

      (iv) the shares of Class B Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

      We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               SMITH, GAMBRELL & RUSSELL

                               /s/ HOWARD E. TURNER
                               -------------------------
                               Howard E. Turner